UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2018

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6001 America Center Drive, 6th Floor, San Jose, CA	95002
(Address of Principal Executive Offices)	(Zip Code)

(408) 404-3600
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 29, 2018, in connection with the consummation of previously announced private transactions, Viavi Solutions Inc. (the “Company”) issued $225 million aggregate principal amount of its 1.75% Senior Convertible Notes due 2023 (the “New Notes”) under an Indenture, dated May 29, 2018 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee.
The Company issued $155.5 million aggregate principal amount of New Notes in exchange for $151.5 million aggregate principal amount of its 0.625% Senior Convertible Notes due 2033 (the “2033 Notes”) pursuant to privately negotiated agreements entered into with certain holders of 2033 Notes (the “Exchange Transactions”). The Company also issued and sold in a private placement to institutional accredited investors $69.5 million aggregate principal amount of New Notes (the “Private Placement” and, together with the Exchange Transactions, the “Transactions”).
The New Notes were offered, issued and sold in the Transactions in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the New Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, the New Notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
In exchange for issuing New Notes pursuant to the Exchange Transactions, the Company received and cancelled the exchanged 2033 Notes. The Company received net proceeds from the Private Placement of approximately $67.3 million, after deducting estimated offering expenses for the Transactions. The Company intends to use the net cash proceeds from the Private Placement for general corporate purposes.
A copy of the form of exchange agreement, substantially in the form entered into on May 22, 2018 with the exchanging holders in the Exchange Transactions, and a copy of the form of subscription agreement, substantially in the form entered into on May 22, 2018 with the investors in the Private Placement, are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and incorporated herein by reference.
The New Notes mature on June 1, 2023, unless earlier converted, redeemed or repurchased. The New Notes are the Company’s general senior unsecured obligations and rank equal in right of payment with all of the Company’s existing and future unsecured, unsubordinated indebtedness, including the outstanding 2033 Notes that were not exchanged for New Notes in the Exchange Transactions and the Company’s outstanding 1.00% Senior Convertible Notes due 2024, and senior in right of payment to any indebtedness that is contractually subordinated to the New Notes.
The Company will pay interest on the New Notes at an annual rate of 1.75% payable in cash semiannually in arrears on June 1 and December 1 of each year, beginning December 1, 2018. The holders of the New Notes may convert the New Notes into cash and shares of the Company’s common stock, if any, based upon an initial conversion rate of 71.7231 shares of the Company’s common stock per $1,000 principal amount of New Notes (which is equal to an initial conversion price of approximately $13.94 per share of the Company’s common stock, representing an approximately 37.5% conversion premium based on the closing price of $10.14 per share of the Company’s common stock on May 22, 2018), subject to adjustment as provided for in the Indenture.
The New Notes may be converted at any time on or prior to the close of business on the business day immediately preceding March 1, 2023, in multiples of $1,000 principal amount, at the option of the holder only under the following circumstances: (i) on any date during any calendar quarter beginning after September 30, 2018 (and only during such calendar quarter) if the closing price of the Company’s common stock was more than 130% of the then current conversion price for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading-day period ending on the last trading day of the previous calendar quarter, (ii) upon the occurrence of specified corporate events, (iii) if the Company is party to a specified transaction, a fundamental change or a make-whole fundamental change (each as defined in the Indenture), or (iv) during the five consecutive business-day period immediately following any 10 consecutive trading-day period in in which the trading price per $1,000 principal amount of the New Notes for each day during such 10 consecutive trading-day period was less than 98% of the product of the closing sale price of the Company’s common stock and the applicable conversion rate on such date. During the periods from, and including, March 1, 2023 until the close of business on the business day immediately preceding the maturity date, holders of the New Notes may convert the New Notes regardless of the circumstances described in the immediately preceding sentence.
Holders of the New Notes may require the Company to repurchase for cash all or a portion of the New Notes upon the occurrence of a fundamental change (as defined in the Indenture) at a repurchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase.
The Company may not redeem the New Notes prior to June 1, 2021. The Company may redeem for cash all or part of the New Notes, at its option, on or after June 1, 2021 if (i) the New Notes are then convertible and (ii) the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
The Indenture provides for customary events of default, including payment defaults, breaches of covenants, failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the New Notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.
The foregoing description of the Indenture and the New Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the Form of the New Notes (a form of which is attached as an exhibit to the Indenture), filed as Exhibit 4.1 and Exhibit 4.2, respectively, hereto and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of May 29, 2018, between Viavi Solutions Inc. and U.S. Bank National Association, as Trustee.
4.2	Form of 1.75% Senior Convertible Notes due 2023 (included as part of Exhibit 4.1)
10.1	Form of Exchange Agreement
10.2	Form of Subscription Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

	By:	/s/ Amar Maletira
	Name:	Amar Maletira
	Title:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

May 29, 2018